                                                              Exhibit 99.B(h)(3)

                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                     BETWEEN THE VICTORY INSTITUTIONAL FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.
                           DATED AS OF AUGUST 1, 2004

NAME OF PORTFOLIO

    1.  Institutional Liquid Reserves Fund
    2.  Institutional Diversified Stock Fund


Approved:  February 10, 2005